UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

FRIEDMAN INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1121 Judson Road Suite 124, Longview, Texas 75601

(Address of principal executive offices, including zip code)

(903) 758-3431

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 Par Value	FRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 19, 2021, Friedman Industries, Incorporated (the “Company”) entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The A&R Credit Agreement amends and restates that certain Credit Agreement, dated March 4, 2021, as amended by that certain First Amendment to Credit Agreement, dated April 12, 2021, and provides for asset-based revolving loans in an aggregate principal amount of up to $40.0 million (the “ABL Facility”). Subject to the conditions set forth in the A&R Credit Agreement, the ABL Facility may be increased by up to an aggregate of $10.0 million, in minimum increments of $5.0 million.

The ABL Facility will mature on May 19, 2026. Interest shall accrue on outstanding borrowings at a rate equal to LIBOR plus a margin equal to 1.70% per annum, or at an alternate base rate. Commitment fees equal to 0.25% per annum will be payable to each lender in arrears on the first business day of each calendar month.

The ABL Facility is secured by substantially all of the assets of the Company. The A&R Credit Agreement contains representations and warranties and affirmative and negative covenants that are usual and customary, including representations, warranties and covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional debt, incur or permit liens on assets, make investments and acquisitions, consolidate or merge with any other company, engage in asset sales, pay dividends, and make distributions. The A&R Credit Agreement contains a financial covenant restricting the Company from allowing its fixed charge coverage ratio be, as of the end of any calendar month, less than 1.10 to 1.00 for the trailing twelve month period then ending. Obligations under the A&R Credit Agreement may be accelerated upon certain customary events of default (subject to grace periods, as appropriate), including among others: nonpayment of principal, interest or fees; breach of the affirmative or negative covenants; breach of the representations or warranties in any material respect; event of default under, or acceleration of, other material indebtedness; bankruptcy or insolvency; material judgments entered against the Company or any of its subsidiaries; invalidity or unenforceability of any security documentation associated with the ABL Facility; and a change of control of the Company.

The foregoing description of the A&R Credit Agreement and the ABL Facility do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ended March 31, 2021 to be filed with the Securities and Exchange Commission.

Item 2.02 Results of Operations and Financial Condition

On May 25, 2021, the Company issued a press release announcing its preliminary financial results for its fiscal fourth quarter ended March 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other

On May 25, 2021, the Company issued a press release announcing its plans for the construction of a new facility in Sinton, Texas. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1      Press release of Friedman Industries, Inc. dated May 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 25, 2021

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Chief Financial Officer - Secretary and Treasurer